UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934.

Filed by the Registrant[x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

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PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the Appropriate box): [x]    No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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	2)	Aggregate number of securities to which transaction applies:
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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	4)	Proposed maximum aggregate value of transaction:
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	5)	Total fee paid:
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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
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	2)	Form, Schedule or Registration Statement No.:
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	3)	Filing Party:
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	4)	Date File

Your Response is Urgently Needed! November 23, 2015
Dear Fellow Shareholder:
We recently mailed to you a Proxy package for the upcoming Special Meeting of Shareholders of Permanent Portfolio, to be held on Tuesday, December 15, 2015.  As a shareholder, your vote is very important to the outcome of the Special Meeting and to the business of the fund.  Our records indicate that as of the date of this mailing, your Proxy voting instructions have not yet been recorded.
As mentioned, it is critical to the business of the fund that Proxy votes be cast in time for the Special Meeting on December 15th.  The Fund’s Board of Directors has unanimously recommended that Shareholders vote “FOR” the Proposals listed in both the Proxy Statement and on the enclosed copy of your Proxy Card(s).
Please help us proceed with the business of the fund by taking a moment to cast your Proxy vote today using one of the methods listed below.  Thank you in advance for your attention to this important matter.
Sincerely,

Michael J. Cuggino
President and Secretary
P.S. – More information regarding the Special Meeting and the Proposals can be found in the Proxy Statement.  If you would like another copy of the Proxy Statement or have Proxy-related questions, please call (800) 357-9167 for assistance.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time.

Here are four convenient methods for voting your Proxy:
1.	Vote with a Telephone Voting Representative. You may cast your vote by telephone with a Proxy representative by calling toll-free (800) 357-9167. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time.
2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed Proxy Card.
3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the internet address located on the enclosed Proxy Card and following the instructions on the website.
4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed Proxy Card(s) in the postage-prepaid, return envelope provided.
For the quickest response, please utilize one of the first three options above to insure that your vote is received in time for the Special Meeting on December 15th.

600 Montgomery Street, Suite 4100 ● San Francisco, California 94111

Your Response is Urgently Needed! November 23, 2015
Dear Fellow Shareholder:
We recently mailed to you a Proxy package for the upcoming Special Meeting of Shareholders of Permanent Portfolio, to be held on Tuesday, December 15, 2015.  As a shareholder, your vote is very important to the outcome of the Special Meeting and to the business of the fund.  Our records indicate that as of the date of this mailing, your Proxy voting instructions have not yet been recorded.
As mentioned, it is critical to the business of the fund that Proxy votes be cast in time for the Special Meeting on December 15th.  The Fund’s Board of Directors has unanimously recommended that Shareholders vote “FOR” the Proposals listed in both the Proxy Statement and on the enclosed copy of your Proxy Card(s).
Please help us proceed with the business of the fund by taking a moment to cast your Proxy vote today using one of the methods listed below.  Thank you in advance for your attention to this important matter.
Sincerely,

Michael J. Cuggino
President and Secretary
P.S. – More information regarding the Special Meeting and the Proposals can be found in the Proxy Statement.  If you would like another copy of the Proxy Statement or have Proxy-related questions, please call (800) 357-9167 for assistance.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time.

Here are three convenient methods for voting your Proxy:
1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed Proxy Card.
2.	Vote via the Internet. You may cast your vote using the Internet by logging onto the internet address located on the enclosed Proxy Card and following the instructions on the website.
3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed Proxy Card(s) in the postage-prepaid, return envelope provided.
For the quickest response, please utilize one of the first two options above to insure that your vote is received in time for the Special Meeting on December 15th.

600 Montgomery Street, Suite 4100 ● San Francisco, California 94111